Exhibit 10.1

JANSSEN, MALLOY, NEEDHAM, MORRISON,

REINHOLTSEN, CROWLEY & GRIEGO, LLP

730 Fifth Street

P.O. Drawer 1288

Eureka, CA 95501

Telephone: (707) 445-2071

Facsimile: (707) 445-8305

Michael D. Thames, Esq. (CSB #101440)

LAW OFFICES OF MICHAEL D. THAMER

Old Callahan School House

12444 South Highway 3

P.O. Box 1568

Callahan, CA 96014-1568

Telephone: (530) 467-5307

Facsimile: (530) 467-5437

Christopher J. Healey (CSB #105798)

LUCE, FORWARD, HAMILTON & SCRIPPS, LLP

600 West Broadway, Suite 2600

San Diego, CA 92101

Telephone: (619) 236-1414

Facsimile: (619) 645-5328

Attorneys for Plaintiffs

SUPERIOR COURT OF CALIFORNIA

COUNTY OF HUMBOLDT

VINNIE LAVENDER by and through her Conservator, WANDA BAKER; WALTER SIMON; JACQUE LYN VILCHINSKY, Plaintiffs, vs. SKILLED HEALTHCARE GROUP, INC., et al., Defendants.	Case No. DR060264 STIPULATION AND ORDER

RECITALS

Whereas, the parties wish to engage in mediation to obtain a global resolution of all issues in dispute in this case;

Whereas, the parties wish to stay all proceedings in this case to pursue mediation; and

Whereas, the parties wish to preserve all legal rights and remedies should mediation fail;

THEREFORE, THE PARTIES HEREBY STIPULATE AND AGREE AS FOLLOWS:

1.         The parties hereby agree to continue the trial currently scheduled to recommence on July 15, 2010, to August 9, 2010, at 8:30 a.m., Pacific Daylight Time, at which time all remaining issues shall be tried by the Court.

2.         The parties further agree that all remaining issues (including the amount of punitive damages and trebling of damages presently to be heard by the jury on July 15, 2010) shall be decided by Judge Watson. If Judge Watson is disqualified, those issues shall be decided by the assigned Judge on the existing record. Any rights to a jury trial on the remaining issues are hereby waived unless a new trial of one or more of those issues is ordered by an appellate court. This agreement does not waive jury trial of any issue determined by the jury if a new trial of any such issue is ordered for any reason. This agreement is without prejudice to the parties’ rights to raise any issues that otherwise could be raised on post-trial motions, appeal or writ.

3.         Defendants shall request that their Motion to Disqualify Judge Watson currently set to be determined by Judge Barranco be continued for decision until after the mediation is concluded, and in any event no earlier than August 9, 2010.

4.         Trial testimony of Mr. Kennedy and Ms. Ziegler, presently scheduled to be preserved on July 13, 2010, shall be continued until after the mediation is concluded, and in any event no earlier than August 4, 2010, and shall not be further continued absent stipulation of the parties or court order.

5.         All parties shall attend mediation before Judge Weinstein, Retired, on July 25, 2010. The parties shall have all necessary decision makers present with authority to assure that the matter can be resolved without the necessity of further mediation and shall exchange all of

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the parties’ non-privileged information that Judge Weinstein deems necessary to have a productive mediation in advance of the mediation. Such information exchanged shall be maintained as confidential and shall be used only for this mediation and for no other purpose, including but not limited to, as evidence in the case. The parties shall exchange mediation briefs on or before July 22, 2010. The costs of the mediator’s fees will be borne by defendants, including any cancellation costs.

6.         From the date of this stipulation up to and including August 9, 2010, 8:30 a.m. Pacific Daylight Time: (a) Plaintiffs and each of them shall not seek any relief to convert the verdict to a judgment, seek to attach or obtain control over any Defendants’ property, or seek to obtain any interest in any property of any Defendant; (b) in turn, Defendants agree not to transfer or otherwise impair assets outside of bankruptcy (other than in the ordinary course of their respective businesses) and Defendants and each of them further agree not file a voluntary petition for relief in any United States Bankruptcy Court. Nothing stated herein, however, shall preclude any party from taking any other action necessary to protect that party’s interest, whether in this action or otherwise.

7.         The parties further agree that for the purposes of settlement, the parties will negotiate in good faith to reach an agreement on a mutually acceptable injunction concerning the issues and allegations contained in the Second Amended Complaint. Defendants agree to provide comments to the Proposed Injunction (circulated by Plaintiffs on July 11, 2010) on or before the close of business on July 20, 2010. If the parties are unable to reach an agreement on the terms of a mutually acceptable injunction by August 9, 2010, the need for and terms of any injunction shall be decided by Judge Watson on the existing record. If Judge Watson is disqualified, those issues shall be decided by the assigned Judge on the existing record. This agreement is without prejudice to the parties’ rights to raise any issues that otherwise could be raised on post-trial motions, appeal or writ.

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IT IS SO STIPULATED.

Dated: July 14, 2010	By	/s/ W. Timothy Needham
JANSSEN, MALLOY, NEEDHAM, MORRISON, REINHOLTSEN, CROWLEY & GRIEGO, LLP W. Timothy Needham

LAW OFFICES OF MICHAEL D. THAMER Michael D. Thamer

LUCE, FORWARD, HAMILTON & SCRIPPS LLP Christopher J. Healey Attorneys for all Plaintiffs

Dated: July 14, 2010	By	/s/ Paul Gallegos
Paul Gallegos, Humboldt County District Attorney

Attorney for the People of the State of California

Dated: July 14, 2010	By	/s/ Darryl Ross
WROTEN & ASSOCIATES Darryl Ross

Attorneys for all Defendants

ORDER

IT IS SO ORDERED.

Dated: July 15, 2010	/s/ W. Bruce Watson
JUDGE OF THE SUPERIOR COURT

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